UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

   TORCH EXECUTIVE SERVICES LTD.

(Exact name of registrant as specified in its charter.)

Nevada (State of incorporation of organization)	98-040339 (I.R.S. Employer Identification Number)

124 Minikada Bay

Winnipeg, Manitoba

Canada R2C 0G7

 (Address of principal executive offices, including zip code.)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered Not Applicable	Name of each exchange of which each class is to be registered Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box.

[ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box.

[ x ]

Securities Act registration statement file number to which this form relates: No.  333-109644

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value of $0.00001

(Title of Class)

Item 1.

Description of Registrant’s Securities to be Registered.

The description of securities contained in Registrant’s registration statement on Form SB-2, as amended, filed with the Securities and Exchange Commission (File No. 333-109644) is incorporated by reference into this registration statement.

Item 2.

Exhibits

The following Exhibits are incorporated herein by reference from the Registrant’s Form SB-2 Registration Statement filed with the Securities and Exchange Commission, (File No. 333-109644) on October 10, 2003. Such exhibits are incorporated herein by reference pursuant to Rule 12b-32:

Exhibit No.

Document Description

3.1

Articles of Incorporation

3.2

Bylaws

4.1

Specimen Stock Certificate

5.2

Opinion of Conrad C. Lysiak, Esq. regarding the legality of the Securities being registered

23.1

Consent of Hoogendoorn & Co. Chartered Accountants

23.2

Consent of Conrad C. Lysiak, Esq.

99.1

Escrow Agreement

99.2

Subscription Agreement

SIGNATURE

Pursuant to the requirements of Section 12 of the Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

TORCH EXECUTIVE SERVICES LTD. (Registrant) DATE: October 25, 2004
BY:	/s/ Frank Torchia Frank Torchia, President, Principal Executive Officer, Secretary/Treasurer, Principal Financial Officer, and member of the Board of Directors